 EXHIBIT 16.1

JEFFREY T. GROSS LTD.

CERTIFIED PUBLIC ACCOUNTANTS

6215 W. TOUHY AVENUE

CHICAGO, ILLINOIS 60646-1105

(773) 792-1575

United States Securities and Exchange Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: ADAIAH DISTRIBUTION INC

Ladies and Gentleman:

We have read the statements under item 4.01 in the Form 8-K , dated October 28 2019 Adaiah Distribution Inc. (the “Company”) to be filed with the Securities and Commission and we agree with such statements therein as related to our firm.

Sincerely,

Jeffrey T. Gross, CPA

Jeffrey T. Gross, CPA